Exhibit 10.19 - Amendment to Loan Agreement

               AMENDMENT NO. 1 TO LOAN AGREEMENT


      THIS AMENDMENT NO. 1 TO LOAN AGREEMENT (this "Amendment"), is made this 15th day of November, 1996, by and between BURR-
BROWN CORPORATION, a Delaware corporation ("Borrower"), and WELLS
FARGO BANK, National Association (the "Bank").


I.   .    Recitals.

     A. Borrower and the Bank (as successor by merger to First Interstate Bank of Arizona, N.A.) are parties to that Loan
Agreement   dated  January  31,  1996  (the  "Loan   Agreement").
Capitalized terms used without definition herein are used with the meanings attributed to such terms in the Loan Agreement.

     B. Borrower and the Bank desire to modify and amend the Loan Agreement to provide, among other things, (a) that the Bank's obligation to make Advances under the Loan Agreement is reduced from $15,000,000 to $10,000,000 in maximum principal amount, (b) that the definition of Termination Date be amended,
(c) that the Commitment Fee be reduced, and (d) that Section 9.6 of the Loan Agreement relating to Debt Coverage Ratio be amended and restated to provide for an EBITDA coverage ratio.

          Accordingly, in consideration of the premises and other good and valuable consideration, the receipt and adequacy are acknowledged by the parties hereto, the parties hereto agree as follows:

I.   .    Modification and Amendment of Loan Agreement.

     A. The Loan Agreement is hereby modified and amended as follows:

          1. Definition of "Termination Date". The definition of "Termination Date" set forth in Annex 1 to the Loan Agreement is hereby amended in its entirety to read as follows:

               '"Termination Date" means the earlier of the following: (a) May 1, 1998 or (b) the date on which the Revolving Commitment is terminated pursuant to subsection 10.2."'

          1. Definition of "Debt Service Ratio". The defined term "Debt Service Ratio" is deleted in its entirety from Annex 1 to the Loan Agreement, and each reference, if any, to the term Debt
Service Ratio contained elsewhere in Loan Agreement shall be deemed to be a reference to the term EBITDA Coverage Ratio
(hereinafter defined).

          2. Definition of "EBITDA Coverage Ratio". The following definition is added to Annex 1 to the Loan Agreement in the proper alphabetical sequence:

                ""EBITDA Coverage Ratio" means the result of the following calculation, expressed as a percentage, for Borrower and the Subsidiaries as at the end of any fiscal quarter of Borrower:

                     (a)  the sum of Borrower's Consolidated  Net
          Income, interest expense net of capitalized interest expense, depreciation expense, and amortization of intangibles expense, measured over the preceding four fiscal quarters of Borrower; divided by

                     (b)   the  sum  of interest expense  net  of
          capitalized interest expense, measured over the preceding four fiscal quarters of Borrower, plus the prior quarterly period current maturity of long-term debt and the prior quarterly period current maturity of subordinated indebtedness."

          1.        Definition of "Revolving Credit Commitment Amount".
The definition of "Revolving Credit Commitment Amount" set forth in Annex 1 to the Loan Agreement is hereby amended in its entirety to read as follows:

                '"Revolving  Credit Commitment  Amount"
          means  Ten  Million Dollars  ($10,000,000.00)
          (as the same may be (i) reduced pursuant to subsection 3.5 or (ii) changed as a result of an assignment pursuant to subsection 12.6)."'

          1. Amendment of Section 3.4 Commitment Fee. The words "three-eights of one percent (0.375%)" are deleted from the first sentence of Section 3.4 of the Loan Agreement, and the words "one-quarter of one percent (0.25%)" are inserted in place thereof.

          2.        Amendment of Section 9.6.  The caption and the text of
Section 9.6 of the Loan Agreement is deleted in its entirety and are replaced by the following:

                          "EBITDA  Coverage Ratio.  The  Borrower
               shall not permit the EBITDA Coverage Ratio to be less than 2.0 to 1 as of the last day of any fiscal quarter of Borrower."

I.    .     Borrower's  Representations;  Effectiveness  of  this
Amendment.
          Borrower represents and warrants to the Bank that:

     A. Immediately before and after giving effect to this Amendment, the representations and warranties of the Borrower in
Section 7 of the Loan Agreement are true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Loan Agreement; and

     B. Immediately before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing.

This Amendment shall become effective when the Bank and Borrower shall each have executed and delivered to the other a counterpart of this Amendment.

The Bank acknowledges and agrees that the reduction of the commitment fee to 0.25% shall be effective from November 1, 1996, and the Bank and Borrower agree that the reduction of the Bank's Revolving Commitment Amount shall also be effective from November 1, 1996.

I. . Acknowledgements. Borrower and the Bank acknowledge that, as amended hereby, the Loan Agreement remains in full force and effect and that each reference to the Loan Agreement shall refer to the Loan Agreement as amended hereby. The Borrower confirms that it will continue to comply with the covenants set out in the Loan Agreement and the other Loan Documents, as amended hereby, and that its representations and warranties set out in the Loan Agreement and the other Loan Documents, as amended hereby, are true and correct as of the date of this Amendment in all material respects. The Borrower further represents and warrants that (i) the execution, delivery and performance of this Amendment by the Borrower is within its corporate powers and has been duly authorized by all necessary corporate action; (ii) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms; and (iii) the conditions set forth in subsections 3.1 and 3.2 of this Amendment have all been satisfied.

II.  .    General.

     A. Borrower agrees to reimburse the Bank upon demand for all reasonable expenses (including reasonable attorneys fees and
legal   expenses)  incurred  by  the  Bank  in  the  preparation,
negotiation and execution of this Amendment and any other document required to be furnished herewith.

     B. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

     C. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction,
be   ineffective   to   the  extent  of   such   prohibition   or
unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     D. This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Arizona, but giving effect to federal laws applicable to national banks.

     E. This Amendment shall be binding upon and inure to the benefit of Borrower and the Bank and their respective successors and assigns.

     F. This instrument supersedes and replaces any and all prior versions of this Amendment No. 1 to Loan Agreement,
including   any  executed  version  that  inadvertently   omitted
provisions relating to the amendment of the term "Revolving Credit Commitment Amount" which is hereinabove set forth, and no such version shall have any force or effect whatever.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Loan Agreement to be executed as of the day and year first above written.

                         BURR-BROWN CORPORATION



                         By G. Roger Myers
                           Its Treasurer



                         WELLS FARGO BANK, NATIONAL ASSOCIATION



                         By
                            Paul C. Hornung, Vice President